EXHIBIT (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

	For this type of account	Give the SOCIAL SECURITY number of—	For this type of account		Give the SOCIAL SECURITY number of—
1. 2.	An individual’s account Two or more individuals (joint account)	The individual The actual owner of the account, or if combined funds, the first individual on the account (1)	9.	A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (5)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)	10.	Corporate account	The corporation
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
			12.	Partnership account held in the name of the business	The partnership
5.	Adult and minor (joint account)	The adult or, if the minor is only contributor, the minor (1)	13.	A broker or registered nominee	The broker or nominee
6.	Account in the name of guardian or committee for a designated ward, minor or incompetent person	The ward, minor or incompetent person (3)	14.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
7.	a. The usual revocable savings trust account (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under State law	The grantor-trustee (1) The actual owner (1)
8.	Sole proprietorship account	The owner (4)

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner.
(5)	List first and circle the name of the legal trust, estate or pension trust.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Backup Withholding

You are subject to backup withholding on payments for your tendered securities if: (1) you fail to certify your taxpayer identification number to the Depositary; (2) the Internal Revenue Service notifies the Depositary that you furnished an incorrect taxpayer identification number; (3) you are notified by the Internal Revenue Service that you are subject to backup withholding because you failed to report all your interest and dividends on your tax returns (for reportable interest and dividends only); or (4) you fail to certify to the Depositary that you are not subject to backup withholding under (3) above (for reportable interest and dividends only).

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.*

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted form backup withholding on ALL payments include the following:

(1)   A corporation.

(2)   A financial institution.

(3)   An organization exempt from tax under Section 501(a), or an individual retirement plan.

(4)   The United States or any agency or instrumentality thereof.

(5)   A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

(6)   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

(7)   An international organization, or any agency or instrumentally thereof.

(8)   A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.

(9)   A real estate investment trust.

(10) A common trust fund operated by a bank under section 584(a).

(11) A futures commission merchant registered with the Futures Trading Commission.

(12) An entity registered at all times under the Investment Company Act of 1940.

(13) A foreign control bank of issue.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•       Payments to nonresident aliens subject to withholding under section 1441.

•       Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•       Payments of patronage dividends where the amount received is not paid in money.

•       Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•       Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•       Payments of tax-exempt interest (including exempt interest dividends under section 852).

•       Payments described in section 6049(b)(5) to nonresident aliens.

•       Payments on tax-free covenant bonds under section 1451.

•       Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) Civil Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

*	The box in Part 3 of the form may be checked if you have not been issued a taxpayer identification number and have applied for a number or intend to apply for a number in the near future. If the box in Part 3 is checked and the Depositary is not provided with a taxpayer identification number by the distribution date, the Depositary will withhold 28% of all payments.